UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report — November 1, 2011

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, the Board of Directors (the “Board”) accepted the resignation of Mr. William J. Scholle from the Board and his related responsibilities on the Executive and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Item 5.03                                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2011, the Board approved an amendment and restatement of the By-Laws of the Company (the “Amended By-Laws”).  The Amended By-Laws became effective immediately upon adoption.   The Amended By-Laws require any shareholder proposing business or director nominees for consideration at shareholders meetings to disclose additional information regarding the shareholder’s economic interests in the Company.  The Amended By-Laws also clarify that the role of Chairman of the Board is not itself an officer position, and that the positions of Chief Financial Officer and General Counsel are officer positions.

The Amended By-Laws are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                   Financial Statements and Exhibits.

(d)           Exhibits

3.1	Amended By-Laws of Bemis Company, Inc., as amended and restated on November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Scott B. Ullem	By	/s/ Jerry S. Krempa
Scott B. Ullem, Vice President and Chief Financial Officer			Jerry S. Krempa, Vice President and Controller

Date	November 7, 2011	Date	November 7, 2011

Index to Exhibits

Exhibit No.	Description	Method of Filing

3.1	Amended By-Laws of Bemis Company, Inc., as amended and restated on November 3, 2011.	Electronic Transmission